                          ALICO, INC.

                     Post Office Box 338
                   La Belle, Florida 33975

           Notice of Annual Meeting of Stockholders to be held December 2, 1997

                                              November 10, 1997


To the Stockholders of ALICO, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of ALICO, INC., a Florida corporation (the
"Company"), will be held at the Holiday Inn Select, 13051 Bell Tower Drive, Fort Myers, Florida, at Ten O'Clock
A.M., on Tuesday, December 2, 1997, for the following purposes:

     1.  To elect nine Directors to serve until the next Annual
Meeting of Stockholders or until their respective successors have been elected and qualified.

     2. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

     Only stockholders of record on the Company's books at the close of business on October 20, 1997 will be entitled to notice of, and to vote at, said meeting and any and all adjournments thereof.

     IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON BUT WISH YOUR SHARES TO BE VOTED UPON THE MATTERS TO COME BEFORE IT, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE. POSTAGE IS NOT REQUIRED IF MAILED IN THE UNITED STATES.

     A copy of the Company's Thirty-eighth Annual Report to
Stockholders, dated November 10, 1997, is enclosed herewith.

                               By Order of the Board of Directors

                                        Beatrice W. Boyle
                                            Secretary

                                ALICO, INC.
                          POST OFFICE BOX 338
                       LA BELLE, FLORIDA  33975

                             PROXY STATEMENT
                               SOLICITATION

                                               November 10, 1997
                                               La Belle, Florida

     The Board of Directors of ALICO, INC. (the "Company") hereby solicits proxies to be used at the Annual Meeting of Stockholders of the Company to be held on December 2, 1997, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. Every proxy may be revoked at any time prior to the exercise thereof by any stockholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

     It is anticipated that this proxy statement and accompanying notice, form of proxy card and the Company's Annual Report will be first sent to the stockholders of the Company on or about
November 10, 1997.

                          VOTING SECURITIES

     The Company has only one class of voting securities outstanding, its Common Stock, $1 par value per share of which 7,027,827 were outstanding as of October 20, 1997. Each share entitles the holder thereof to one vote. Only stockholders of record at the close of business on October 20, 1997 will be entitled to vote at the meeting or at any and all adjournments thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS
OF OCTOBER 20, 1997:

(a)  Beneficial Ownership of more than 5 percent of Voting
     Securities:
     _____________________________________________________

     The following table sets forth certain information as of October 20, 1997, relating to the beneficial ownership of shares of Common Stock of the Company by any person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock of the Company. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company's Common Stock.

NAME AND ADDRESS OF         AMOUNT AND NATURE OF     PERCENT OF
 BENEFICIAL OWNER           BENEFICIAL OWNERSHIP        CLASS
____________________        ____________________     __________

Ben Hill Griffin, Inc.     3,493,777 Shares-direct (1)  49.71
P. O. Box 127
Frostproof, FL  33843

______________

(1) Mr. Ben Hill Griffin, III, beneficial owner of the majority of the voting stock of Ben Hill Griffin, Inc., may be considered to be the indirect beneficial owner of the Company Common Stock owned by Ben Hill Griffin, Inc. by virtue of his power to direct its voting and disposition.



(b)  Security Ownership of Management:
     ________________________________

    NAME OF              AMOUNT AND NATURE OF          PERCENT OF
BENEFICIAL OWNER         BENEFICIAL OWNERSHIP            CLASS
_________________        ____________________         ___________

Directors or Nominees       76,270 Shares-direct          1.09
 (See "Nominees for              and indirect (1)
 Election as Directors" for
 individual shareholdings.)

All Directors and Executive 76,270 Shares-direct          1.09
 Officers as a group             and indirect (1)
 (10 persons)

______________

(1) Does not include any beneficial interest which Mr. Griffin, III may have in the shares of Company Common Stock owned by Ben Hill Griffin, Inc. or any beneficial interest which Mr. Updike may have in the shares of Company Common Stock owned by Alcoma Association, Inc., n/k/a U&H Citrus Properties, Inc.




     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange
Commission in fiscal 1997 were timely filed.

                    NOMINEES FOR ELECTION AS DIRECTORS

     At the Annual Meeting nine Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected. If any of the nominees should be unable to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place.
A plurality of the votes received will elect each director.

     The Board of Directors recommends that the stockholders vote
FOR the proposal to elect the nine nominees listed below as Directors of the Company.

     The information set forth below as to age, shareholdings, and business experience for the past five years, including principal occupation or employment (other than with the Company), has been furnished by each nominee.























                                                             Shares of
                                                            Company Common
                                                                Stock
                                  Position with Company,      Beneficially       Percent
                                        if any, and            owned as of          of
Nominee                    Age     Principal Occupation      October 20, 1997     Class
_______                    ___     _____________________     ________________    _______
Ben  Hill Griffin, III      55    Chairman of the Board,            42,800(1)     .6090
 Frostproof, Florida (2)           President and Chief Executive
                                   Officer.  Chairman, President
                                   and Chief Executive Officer
                                   of Ben Hill Griffin, Inc.
                                   (citrus production and
                                   packing, fertilizer manufac-
                                   turing and ranching company).
                                   Chairman of the Board and Chief
                                   Executive Officer of Orange-co,
                                   Inc.  Director since 1973.

Jefferson C. Barrow, Jr.    68    Administrative Assistant             200        .0028
 Lake Wales, Florida               to President and Treasurer
                                   of Ben Hill Griffin, Inc.
                                   Director since 1985.

Walker E. Blount, Jr.       77    Business Advisor to Wright,        2,000        .0285
 Bartow, Florida                   Walker & Company, P.A.
                                   Director since 1973.

Ben Hill Griffin, IV        29    Vice President,                    3,800        .0541
 Frostproof, Florida (2)           Ben Hill Griffin, Inc.
                                   (since 8/25/94).  Fresh
                                   Fruit Division Manager, Ben
                                   Hill Griffin, Inc. (8/92 to
                                   8/94).  Director since 1994.






















                                                             Shares of
                                                            Company Common
                                                                Stock
                                  Position with Company,      Beneficially       Percent
                                        if any, and            owned as of          of
Nominee                    Age     Principal Occupation      October 20, 1997     Class
_______                    ___     _____________________     ________________    _______

K. E. Hartsaw               71    Retired Partner of KPMG Peat       1,000        .0142
 Orlando, Florida                  Marwick LLP.  Partner through
                                   6/30/86.  Consultant with
                                   KPMG Peat Marwick LLP
                                   7/1/86 through 6/30/91.
                                   Director since 1991.

Lloyd G. Hendry             74    Practicing Attorney.                 800        .0114
 Fort Myers, Florida               Director since 1977.

W. Bernard Lester           58    Executive Vice President &         3,420        .0487
 La Belle, Florida (3)             Chief Operating Officer.
                                   Director since 1987.

Thomas E. Oakley            55    President, Oakley Transport,          50        .0007
 Winter Haven, Florida             Inc. (international food
                                   transportation company).
                                   Director since 1992.

John C. Updike              73    President, U&H Caretaking, Inc.   22,200(4)     .3159
 Lake Wales, Florida               (citrus caretaking).  President,
                                   U&H Citrus Properties, Inc. (citrus
                                   properties management).  Director
                                   since 1974.

________________






(1)  Does not include 3,493,777 shares owned of record by Ben
     Hill Griffin, Inc. of which Mr. Ben Hill Griffin, III is
     Chairman of the Board, President and Chief Executive
     Officer.
(2) Mr. Griffin, III is father of Mr. Griffin, IV. No other nominees are related.
(3)  Dr. W. Bernard Lester is a director of Orange-co, Inc.
(4)  Does not include 32,000 shares owned of record by Alcoma
     Association, Inc., n/k/a U&H Citrus Properties, Inc., of which Mr. John C. Updike is President.










                DIRECTORS' COMPENSATION, COMMITTEES OF THE
                  BOARD OF DIRECTORS AND CERTAIN MEETINGS

     The Company's Board of Directors held 12 meetings in fiscal 1997. Each member of the Board of Directors, including employees of the Company, received $1,000 for each Board meeting attended. During the year ended August 31, 1997, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he served.

     The Company has an Executive Committee, an Audit Committee and a Compensation Committee; it does not have a Nominating
Committee.

     The Executive Committee, which exercises, to the extent permitted by Florida law, all the powers of the Board of Directors during intervals between Board meetings, consists of Ben Hill Griffin, III and W. Bernard Lester. The Executive Committee met 3 times during fiscal 1997. No compensation is paid for executive committee meetings.

     The Audit Committee, which is composed of Lloyd G. Hendry,
W. E. Blount, Jr., John C. Updike, K. E. Hartsaw and Thomas E. Oakley, met once during the fiscal year. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company's independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, and to review the adequacy of the system of internal accounting controls, procedures and practices. Each outside director received $1,000 for the meeting of the committee.

     The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The members of the Compensation Committee are Messrs. Updike, Blount, Hendry, Hartsaw and Oakley. No compensation is paid for compensation committee meetings.

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program provides an overall level of compensation that is competitive within the Florida agribusiness industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based on annual long-term Company performance as well as individual performance. The Compensation Committee will use discretion to set executive compensation where,in its judgement, external, internal or individual circumstances warrant.

     The Company's executive compensation program is comprised of a base salary, annual cash incentive compensation and various benefits, including medical and profit sharing plans generally available to employees of the Company. The amount of perquisites, as determined according to the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10 percent of salary for fiscal 1997. In the Committee's opinion, the Company's executives are properly compensated at the present time when compared with others in similar positions in companies of the same size in the Florida agribusiness industry.

                        EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, identifying those whose cash compensation exceeded
$100,000:

                            SUMMARY COMPENSATION TABLE
                                                       ALL OTHER
                                  ANNUAL COMPENSATION  COMPENSA-
NAME AND PRINCIPAL POSITION  YEAR SALARY(1)   BONUS(2)   TION(3)
___________________________  ____ _________   ________  ________

BEN HILL GRIFFIN, III        1997  $156,000   $125,000  $ 48,240
Chairman, President and      1996   150,000     94,000    43,593
Chief Executive Officer      1995   142,000     94,000    43,817

W. BERNARD LESTER            1997   146,000    100,000    58,246
Executive Vice President     1996   140,000     75,000    54,987
and Chief Operating Officer  1995   132,000     68,000    53,750

All Executive Officers as    1997   356,800    236,900   123,827
a group (3)                  1996   343,600    180,250   115,801
                             1995   326,400    173,350   113,657

_______________
(1)  Represents total cash compensation earned.
(2) Represents compensation for discretionary cash bonuses which are based on individual and company performance.
(3) Represents Company contributions to the Employees' Profit Sharing Plan, a nonqualified defined benefit retirement plan and Directors' Fees for Messrs. Griffin, III and Lester
     (1997 - $12,000; 1996 - $10,000 and $11,000, respectively and
     1995 - $10,750).

COMMON STOCK PERFORMANCE

     The following graph compares the value of $100 invested on September 1, 1992 in the Company's common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index includes four companies, all of which are agribusiness concerns. The total return includes the reinvestment of dividends. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph below:

                                                          Peer
     Year             Alico, Inc.         S&P 500        Group
    ______           ____________        ________       _______
     1992                100.00            100.00        100.00
     1993                 90.59            115.21        103.51
     1994                 83.50            121.52        111.10
     1995                 87.77            147.58        108.44
     1996                103.21            175.22        125.05
     1997                120.23            246.44        155.15

_______________

(1) Total return calculations for the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.
(2)  Total return calculations for the peer group index
     (consisting of four companies) were performed by Standard and Poor's Compustat Services, Inc.


CONTINGENT COMPENSATION

Pension and Profit Sharing
__________________________

     The Company operates a Profit Sharing Plan under Section 401(a) of the Internal Revenue Code (the "Plan"). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after three (3) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of 7 years service.

     The Plan is fully funded by contributions by the Company, except for such contributions of employees electing to take advantage of the salary reduction feature (Section 401(k) Internal Revenue Code). Contributions by the Company are determined by its Board of Directors from time to time with allocations to employee accounts based on each participant's salary. The Plan also includes a voluntary employee contribution provision pursuant to Section 401(k) of the Internal Revenue Code which allows employees to contribute up to 25% of their salary, or a maximum of $9,500. All 401(k) accounts are 100% vested.

     Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended August 31, 1997, the Company contributed a total of $230,545 to the Profit Sharing Plan.

Additional Plan
_______________

     The Company has a nonqualified defined benefit retirement plan. The Plan covers officers of the Company, as well as certain management and key personnel. The Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches age 65. The participants are required to pay a portion of the cost of the Plan and the Company pays the remaining amount. The expense and monthly benefit amount are based on the participant's annual salary and age at the date of entry into the Plan.

     Pension expense for the additional retirement benefits was approximately $217,000, $191,000 and $167,000 for the years ended
August 31, 1997, 1996 and 1995, respectively.


           INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     Effective November 2, 1983, the Company entered into a continuing marketing contract covering the majority of its citrus crop with Ben Hill Griffin, Inc., a company which is controlled by Ben Hill Griffin, III, the Company's Chairman of the Board, President and Chief Executive Officer. This contract provides for modifications to meet changing conditions and cancellation by either party by giving notice prior to August first preceding the next fruit season. Modifications to the terms of the contract are made upon the mutual agreement of both parties and can relate to numerous provisions of the contract including the quantity of fruit to be delivered and service fees to be collected by Ben Hill Griffin, Inc. Such modifications may be necessary depending on factors such as weather and general market conditions. During the year ended August 31, 1997 approximately 89 percent of the Company's crop was marketed under this contract. Under the terms of this contract, the Company's fruit is harvested, packed and/or otherwise processed and sold along with fruit from other growers, including Ben Hill Griffin, Inc., and the proceeds distributed on a pro rata basis as sales of the finished product are made by the buyer. The Company bears the costs of harvesting. The co-mingling of fruit with other growers permits Alico to participate in the negotiation of higher prices from buyers that would not likely be available if price negotiations were limited only to Alico's fruit. The marketing contract also permits Alico's fruit to be sold in either fresh or processed form, in whichever market will provide the highest return. Historically this contract has provided highly competitive returns. Ben Hill Griffin, Inc.

receives a handling fee and a marketing fee out of the sales proceeds. The assistance provided for by the contract is considerable and reduces the number of staff which the Company would otherwise have to employ. Additionally, the Company may receive advances on sales which are then deducted from its share of the distributed proceeds. Substantially all of the 1997-98 citrus crop will be marketed under the terms of this contract; also, Ben Hill Griffin, Inc. provides harvesting services for citrus sold to unrelated processors. The total amount paid to Ben Hill Griffin, Inc., under the terms of the marketing contract, for harvesting and other costs was $7,335,825 during the year ended August 31, 1997. In addition, Griffin was paid $779,715 for harvesting citrus sold to an unrelated processor. These charges are comparable to similar services available in the industry.
     The Company purchased from Ben Hill Griffin, Inc., on a competitive bid basis, fertilizer, spray, herbicides and other miscellaneous supplies at a total cost of $4,451,224 during the year.


           INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG Peat Marwick LLP, Certified Public Accountants, 111 North Orange Avenue, Orlando, Florida 32802, has served as the Company's independent certified public accountants since January 1, 1984. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial statements, reviews the financial information included in the annual report to shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange Commission; and (2) prepares the federal and state income tax returns. All services performed by the independent accountants are approved by the Audit Committee of the Board of Directors prior to performance.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Upon the Audit Committee's recommendation, the Board of Directors reaffirmed continuation of KPMG Peat Marwick LLP as auditors.

                    SHAREHOLDERS' PROPOSALS

     Shareholders' proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by July 7, 1998 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 1998 annual meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

                        OTHER BUSINESS

     The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.


                             By Order of the Board of Directors

                                      Beatrice W. Boyle
                                          Secretary











                             FORM 10-K

     A copy of the 1997 Annual Report on Form 10-K for the fiscal year ended August 31, 1997, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:

                   Beatrice W. Boyle, Secretary
                   Alico, Inc.
                   Post Office 338
                   La Belle, Florida  33975

                            ALICO, INC.
                          P. O. BOX 338
                     La Belle, Florida 33975

                               PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF
DIRECTORS

The undersigned stockholder(s) of Alico, Inc., (a Florida corporation (the "Company"), hereby appoints BEN HILL GRIFFIN,
III and W. BERNARD LESTER or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on October 20, 1997, at the Annual Meeting of Stockholders of the Company to be held on Tuesday, December 2, 1997, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present:

1.  ELECTION OF DIRECTORS:  FOR electing all nominees listed below (except as marked to the
                            contrary below)                  (  )

                            WITHHOLD AUTHORITY
                            to vote for all nominees listed
                            below                            (  )

    (INSTRUCTIONS: To withhold authority to vote for any
                   individual nominee strike a line through the nominee's name on the list below.)

    Nominees:  Jefferson C. Barrow, Jr., Walker E. Blount, Jr.,
    Ben Hill Griffin, III, Ben Hill Griffin, IV, K. E. Hartsaw,
    Lloyd G. Hendry, W. Bernard Lester, Thomas E. Oakley, John C.
    Updike

2. In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

This proxy card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1.

                       Dated _____________________________, 1997

                       __________________________________________
                               Signature of Stockholder
                       __________________________________________
                       Signature of Stockholder (if held jointly)

                       (Executors, Administrators, Trustees,
                       Guardians, etc. will so indicate when
                       signing.)

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE
ENCLOSED ENVELOPE.  YOUR PROMPT ATTENTION WILL BE APPRECIATED.
NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES.


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